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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-60399, 333-65083 and 333-30380) of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company") of our report dated February 21, 2000, contained in the Annual Report on Form 20-F of the Company for the year ended December 31, 1999 and to all references to our Firm included in these registration statements.


                                        Eschborn/Frankfurt/M., April 7, 2000


                                        ARTHUR ANDERSEN
                                        Wirschaftsprufungsgesellschaft
                                        Steuerberatungsgesellschaft mbH

                                        /s/ Prof. Dr. Weber   /s/ Klein
                                        -------------------   ------------------
                                        Prof. Dr. Weber       Klein
                                        Wirtschaftspruefer    Wirtschaftspruefer